                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                 ____________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 27, 2000


                    MBNA America Bank, National Association
            (as Originator of the MBNA Master Credit Card Trust II)
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                 on behalf of

                       MBNA Master Credit Card Trust II

        United States                                    333-89755                 51-0331454
----------------------------------------------    ------------------------   ----------------------
(State or Other Jurisdiction of Incorporation)    (Commission File Number)   (IRS Employer
                                                                             Identification Number)

        Wilmington, Delaware                    19884-0781
---------------------------------------         ----------
(Address of Principal Executive Office)         (Zip Code)


Registrant's telephone number, including area code (800) 362-6255


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Not Applicable.

Item 2.  Not Applicable.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5. On March 27, 2000, the Registrant made available to prospective investors a series term sheet setting forth a description of the collateral pool and the proposed structure of $1,275,000,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series 2000-C and $112,500,000 aggregate principal amount of Class B Floating Rate Asset Backed Certificates, Series 2000-C, each of the MBNA Master Credit Card Trust II. The series term sheet is attached hereto as Exhibit 99.01.

Item 6.  Not Applicable.

Item 7.  Exhibits.

The following is filed as an Exhibit to this Report under Exhibit 99.01.

     Exhibit 99.01 Series Term Sheet dated March 27, 2000, with respect to the proposed issuance of the Class A Floating Rate Asset Backed Certificates and the Class B Floating Rate Asset Backed Certificates of the MBNA Master Credit Card Trust II, Series 2000-C.

Item 8.  Not Applicable.

Item 9.  Not Applicable.

                                       2
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                    MBNA America Bank, National Association, on behalf of the MBNA
                                    Master Credit Card Trust II


                                    By: /s/ Jerry M. Hamstead
                                        --------------------------
                                        Name:   Jerry M. Hamstead
                                        Title:  Senior Vice President

                                       3
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                                 EXHIBIT INDEX
                                 -------------


Exhibit        Description
-------        -----------

Exhibit 99.01 Series Term Sheet dated March 27, 2000, with respect to the proposed issuance of the Class A Floating Rate Asset Backed Certificates and the Class B Floating Rate Asset Backed Certificates of the MBNA Master Credit Card Trust II, Series 2000-C.

                                       4